Exhibit 10.2

POLARYX THERAPEUTICS, INC.

2022 EQUITY INCENTIVE PLAN

GRANT NOTICE FOR

RESTRICTED STOCK UNIT AWARD

FOR GOOD AND VALUABLE CONSIDERATION, Polaryx Therapeutics, Inc. (the “Company”), hereby grants to the Participant named below the number of Restricted Stock Units (the “RSUs”) specified below (the “Award”) under the Polaryx Therapeutics, Inc. 2022 Equity Incentive Plan (as amended from time to time, the “Plan”). Each RSU represents the right to receive one share of Common Stock, upon the terms and subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Name of Participant:
Grant Date:
Vesting Commencement Date:
Number of RSUs:
Vesting Schedule:	Subject to the Plan and the Standard Terms and Conditions, the RSUs shall vest in accordance with the following schedule, so long as Participant continues to provide services to either the Company or its Subsidiaries or Mstone Partners Healthcare Limited or its affilates and Curestone Partners Platform Limited and its affiliates from the Grant Date through such vesting date: ____________________________.
Delivery Conditions:	RSUs shall not be settled under Section 2(b) of the Standard Terms and Conditions until the later of (i) the consummation of a Change in Control on or prior to the seventh anniversary of the Grant Date (the “Expiration Date”) and (ii) the vesting date of such Vested RSUs. For the avoidance of doubt, if a Change in Control does not occur on or prior to the Expiration Date, the RSUs shall be automatically forfeited and canceled as of the Expiration Date for no consideration.

IN ORDER TO RECEIVE THE BENEFITS OF THIS AGREEMENT, PARTICIPANT MUST EXECUTE AND RETURN THIS GRANT NOTICE (THE “ACCEPTANCE REQUIREMENTS”). IF YOU FAIL TO SATISFY THE ACCEPTANCE REQUIREMENTS WITHIN 60 DAYS AFTER THE GRANT DATE, THEN THIS GRANT NOTICE WILL BE OF NO FORCE OR EFFECT AND THIS AWARD WILL BE AUTOMATICALLY FORFEITED TO THE COMPANY WITHOUT CONSIDERATION.

By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

POLARYX THERAPEUTICS, INC.

By:
Name:
Title:

PARTICIPANT

Signature page to

Grant Notice For

Restricted Stock Unit Award

EXHIBIT A

POLARYX THERAPEUTICS, INC.
2022 EQUITY INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to the Award of Restricted Stock Units granted pursuant to the Polaryx Therapeutics, Inc. 2022 Equity Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Restricted Stock Units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.	TERMS OF RESTRICTED STOCK UNITS

Polaryx Therapeutics, Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of Restricted Stock Units (the “Award” or “RSUs”) specified in the Grant Notice, with each Restricted Stock Unit representing the right to receive one share of Common Stock. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.	VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS

(a) The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”

(b) As soon as administratively practicable following: (i) the vesting of the RSUs pursuant to the Grant Notice and this Section 2, and (ii) satisfaction of the Delivery Conditions, but in no event later than 30 days after the satisfaction of both conditions, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of RSUs that are vested and deliverable on such date. For the avoidance of doubt, Vested RSUs shall remain outstanding for a Participant’s Termination of Service and eligible to be settled in accordance with this Section 2(b) upon satisfaction of the Delivery Conditions.

Exhibit A

Standard Terms and Conditions

(c) Upon Participant’s Termination of Service, the Unvested RSUs held by the Participant shall be treated as follows:

(i) If the Participant’s Termination of Service is as a result of the Participant’s death or disability, (A) the Unvested RSUs shall become Vested RSUs as the date of such Termination of Service and (B) notwithstanding the Delivery Conditions, shares of Common Stock equal to such Vested RSUs shall be delivered to the Participant within 30 days of the Termination Date.

(ii) If the Participant’s Termination of Service is by the Company without Cause or by the Participant for Good Reason (as defined below), in each case, (A) on or within 12 months following a Change in Control, subject to the Participant’s execution and non-revocation of a general release of claims in a form provided by the Company, then the Unvested RSUs shall become Vested RSUs as of the Termination Date or (B) prior to a Change in Control, then the Unvested RSUs shall remain outstanding for three months following the Termination Date and, subject to the Participant’s execution and non-revocation of a general release of claims in a form provided by the Company, shall become Vested RSUs upon a Change in Control within such three-month period or shall be forfeited and canceled at the end of such three-month period if no Change in Control occurs. If the Participant’s Termination of Service is by the Company for Cause, all Unvested RSUs and, if the Termination Date is prior to satisfaction of the Delivery Conditions, all Vested RSUs shall be immediately forfeited and canceled as of the Termination Date.

(iii) Any Unvested RSUs (after taking into account any accelerated vesting under this Section 2(c), Section 15 of the Plan or any other agreement between the Participant and the Company) shall be forfeited and canceled as of the Termination Date.

(d) As used in this Section 2:

(i) “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(ii) “Good Reason” has the meaning set forth in the written employment, offer, services or severance agreement or letter between the Participant and the Company or an Affiliate, or if there is no such agreement or no such term is defined in such agreement, means, without the Participant’s consent: (A) a material diminution in the Participant’s title or duties with the Company or an Affiliate; (B) a material diminution in the Participant’s base salary; or (C) a required relocation of the Participant’s principal place of employment or service by more than 25 miles. Notwithstanding the foregoing, any assertion by the Participant of a termination for Good Reason shall not be effective unless (1) the Participant provides written notice to the Company of the existence of one or more of the foregoing conditions within 30 days after the initial occurrence of such condition(s); (2) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (3) the date of the termination of the Participant’s service must occur within 90 days after the initial occurrence of the condition(s) specified in such notice.

(i) “Termination Date” means the date of the Participant’s Termination of Service.

3.	RIGHTS AS STOCKHOLDER; DIVIDEND EQUIVALENTS

(a) Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books and records of the Company or of a duly authorized transfer agent of the Company).

(b) Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (i) the Participant’s receipt of Common Stock upon settlement of the RSUs and (ii) the time when the Participant’s right to receive Common Stock upon settlement of the RSUs is forfeited, the Participant shall be entitled, as a Dividend equivalent, to a number of additional whole RSUs on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally. Such Dividend equivalent shall be determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of RSUs (including dividend equivalents paid thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date. Such Dividend equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the RSUs to which the Dividend equivalents were credited.

4.	RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

5.	INCOME TAXES

Participant acknowledges and agrees that Participant shall be solely responsible for satisfying any and all national, state, local or other tax withholding obligation relating to the RSUs. The Company shall not deliver shares of Common Stock in respect of the settlement of any Vested RSU’s unless and until the Participant has made arrangements satisfactory to the Company to satisfy applicable withholding tax obligations (if any). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the settlement of any Vested RSU’s from any amounts payable by it to the Participant (including future cash wages).

6.	NON-TRANSFERABILITY OF AWARD

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

7.	OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

8.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time this Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate the service of the Participant.

9.	NO LIABILITY OF COMPANY

The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to the Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by the Participant or other person due to the receipt, exercise or settlement of any Option granted hereunder.

10.	GENERAL

(a) In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.

(c) These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d) These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of law.

(e) In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f) All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.

11.	Market Stand-Off

The Participant hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days in the case of an initial public offering, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Participant further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 11 or that are necessary to give further effect thereto.

12.	ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.

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